Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 25, 2000 relating to the financial statements and financial statement schedules, which appears in The Med-Design Corporation's Annual Report on Form 10-KSB for the year ended December 31, 1999. We also consent to the references to us under the headings "Experts."


PricewaterhouseCoopers LLP
Philadelphia, PA
March 6, 2000